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                        POWER OF ATTORNEY

          WHEREAS, Salomon Inc proposes to file with the Securities and Exchange Commission, under the Securities Act of 1933, a Registration Statement to register securities, including, without limitation, debt securities, preferred stock, preferred stock purchase contracts, depositary shares, a guarantee and trust issued preferred securities.

          NOW, THEREFORE, I, in my capacity as a director of Salomon Inc hereby appoint Richard J. Carbone and Arnold S. Olshin and each of them severally, my true and lawful attorney or attorneys with power to act with or without the other and with full power of substitution and resubstitution, to execute in my name, place and stead, in my capacity as a director of Salomon Inc, said Registration Statement and any amendments thereto and all instruments necessary or incidental in connection therewith, and to file same with the Securities and Exchange Commission, all as fully to all intents and purposes as I might or could do in person, and I hereby ratify and approve the acts of said attorneys and each of them.

          IN WITNESS THEREOF, I have executed this instrument this [ ] day of [ ], 1996.

                                 /s/
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